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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                 CURRENT REPORT

Date of Report (Date of earliest event reported):  July 3, 1997

Commission File No. 0-22750
                               ROYALE ENERGY, INC.

CALIFORNIA                         33-0224120
(State or other                 (I.R.S. Employer
jurisdiction of                identification No.)
incorporation or
organization

                      7676 HAZARD CENTER DRIVE, SUITE 1500
                              SAN DIEGO, CA 92108
                    (Address of principal executive offices)

                    Issuer's telephone number: 619-297-8505


Item 5.     Other Events

     On July 3, 1997, a civil judgment was entered against Royale Energy, Inc. (the "Company"), for a total of $321,735.43 by the U.S. District Court for the Southern District of California, following a jury trial and verdict in Stanley L. Worthington v. Royale Energy, Inc., et al., No.
96c644CGA.   In addition, the Court awarded damages against the Company's chairman, Harry E. Hosmer, and president, Donald H. Hosmer, in amounts of $183,336.00 each. The judgement includes an award of court costs and post judgement interest.

     The court's award was based on jury findings of breach of contract and common law fraud concerning the plaintiff's 1990 and 1991 investment in wells drilled by the Company in Hood County Texas. The evidence presented at trial indicated that, among other things, a former salesman had made representations to the plaintiff which the Company did not authorize. Prior to trial, allegations made by the plaintiff concerning violations of federal and state securities laws had been dismissed by the Court. Prior to entry of the verdict, the court also dismissed the complaint against

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the other co-defendants, two independent directors and one former officer of the Company.

     The Company strongly disagrees with the verdict and has announced its intent to move for a new trial and to appeal the judgement.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ROYALE ENERGY INC,

DATE: OCTOBER 28, 1996                   /S/ DONALD H. HOSMER
                                         DONALD H. HOSMER, PRESIDENT AND
                                         CHIEF EXECUTIVE OFFICER


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